UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2006

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)
Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2006, School Specialty, Inc. (the "Company") entered into the Amended and Restated Credit Agreement (the "Credit Agreement"), by and among the Company, certain subsidiaries and affiliates of the Company, M&I Marshall & Ilsley Bank, as Syndication Agent, SunTrust Bank and Harris Trust & Savings Bank, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the other lenders named therein, arranged by Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

The Credit Agreement replaces the Term Loan Credit Agreement, as amended, with Bank of America, N.A. and the other parties named therein dated as of August 31, 2005 (the "Term Loan Agreement") and the Amended and Restated Credit Agreement, as amended, with Bank of America, N.A. and the other parties named therein dated as of April 11, 2003 (the "2003 Credit Agreement").

The aggregate revolving commitments of the lenders under the Credit Agreement is $350,000,000. Unless terminated earlier in accordance with its terms, the Credit Agreement has a maturity date of February 1, 2011.

The Credit Agreement includes customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, maintenance of a leverage ratio, incurrence of liens, sale or disposition of assets and incurrence of other indebtedness. The Company intends to use proceeds under the Credit Agreement to satisfy its obligations under the 2003 Credit Agreement and the Term Loan Agreement, to meet short-term borrowing needs and for general corporate purposes.

The Credit Agreement provides for customary events of default, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events, and a change of control (as defined in the Credit Agreement). Upon an event of default, the administrative agent shall, at the request of, or may, with the consent of, the requisite number of lenders, declare all amounts owing under the Credit Agreement immediately due and payable, terminate the lenders' commitments to make loans under the Credit Agreement, require the Company to cash collateralize (as defined in the Credit Agreement) the obligations under any letters of credit, and/or exercise any and all remedies and other rights under the Credit Agreement. For certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding loans will become immediately due and payable.

Item 8.01 Other Events.

On February 1, 2006, the Company and New School, Inc., a wholly owned subsidiary of the Company ("New School") entered into Amendment No. 13 to the Receivables Purchase Agreement, dated as of February 1, 2006 (the "13th Amendment"), by and among New School, as the Seller, the Company, as the Servicer, and the other parties listed therein.

The 13th Amendment modified the Receivables Purchase Agreement dated as of November 22, 2000, and was executed in connection with the Amended and Restated Credit Agreement dated as of February 1, 2006, as described in Item 2.03 of this Current Report on Form 8-K. The 13th Amendment provides for the extension of the liquidity termination date to January 31, 2007, among other matters.

The foregoing summary of the 13th Amendment does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the text of such agreement, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    Financial statements of businesses acquired: None.
    Pro forma financial information: None.
    Exhibits:

Exhibit No.	Description

99.1	Amendment No. 13 to Receivables Purchase Agreement dated February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 7, 2006	SCHOOL SPECIALTY, INC.

By: /s/ Mary M. Kabacinski
Mary M. Kabacinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 13 to Receivables Purchase Agreement dated February 1, 2006